Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-197876) on Form S-3 and (No. 333-171698) on Form S-8 of CTPartners Executive Search Inc. of our report dated April 15, 2015, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of CTPartners Executive Search Inc. for the year ended December 31, 2014.

/s/ McGladrey LLP

Cleveland, Ohio
April 15, 2015